Exhibit 1.1

                               2,000,000 Shares
           of 9.375% Series C Cumulative Redeemable Preferred Stock

                           ANTHRACITE CAPITAL, INC.

                            UNDERWRITING AGREEMENT

                                 May 21, 2003


Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.

c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Ladies and Gentlemen:

         Anthracite Capital, Inc., a corporation organized and existing under the laws of Maryland (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,000,000 shares (the "Firm Shares") of its 9.375% Series C Cumulative Redeemable Preferred Stock, par value $.001 per share, liquidation preference $25.00 per share (the "Series C Preferred Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 300,000 shares (the "Additional Shares") of Series C Preferred Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement and the Prospectus referred to below. Bear, Stearns & Co. Inc. ("Bear Stearns") is acting as lead manager in connection with the offering and sale of the Shares (the "Offering").

         The Company and BlackRock Financial Management, Inc., a corporation organized and existing under the laws of Delaware and the manager of the Company (the "Manager"), each confirms as follows its agreements with the Underwriters.

         1. Representations and Warranties.

         (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the Closing Date and each Additional Closing Date (as hereinafter defined) that:




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         (i) A registration statement on Form S-3 (File No. 333-69848), with respect to the Shares, including a prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), has been filed with the Commission and has been declared effective. The registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was prepared and filed, and any such amendment filed after the effective date of such registration statement has been declared effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted, or to the Company's knowledge, threatened by the Commission. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the Offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business has been or will be prepared and, together with the prospectus included in the registration statement, will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The registration statement, as it may have heretofore been amended and at the time it became effective, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Rules and Regulations, is referred to herein as the "Prospectus", except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Copies of the Registration Statement and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Underwriters and their counsel. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act and the Rules and Regulations is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the Offering.


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         (ii) The Registration Statement, when it became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) and, if later, at any Additional Closing Date (as hereinafter defined), complied or will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations; the Registration Statement, when it became or becomes effective, or when it was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of the filing thereof with the Commission and at the Closing Date and, if later, at any Additional
Closing Date, did not or will not include an untrue statement of a material fact required to be stated therein or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (a)
(ii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use therein (the "Underwriters' Information"). The parties acknowledge and agree that the Underwriters' Information consists solely of the last paragraph of the cover page to the prospectus, the list of Underwriters and their respective participation in the sale of the Shares under the section "Underwriting" in the Prospectus and the material included in paragraphs six, nine, ten and eleven and the fourth and fifth sentences of paragraph eight under the caption "Underwriting" in the Prospectus.

         (iii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (iv) Deloitte & Touche LLP, the accountants whose reports on the audited financial statements of the Company are incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (v) Subsequent to the respective dates as of which information is

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given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition
(financial or other) or results of operations of the Company and the subsidiaries of the Company set forth on Schedule II hereto (the "Subsidiaries"), taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

         (vi) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company.

         (vii) The amended and restated investment advisory agreement (the "Management Agreement"), dated as of March 27, 2003, between the Company and the Manager, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

         (viii) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties or assets may be bound and which is material to the business of the Company and the Subsidiaries taken as a whole, except as would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), or (ii) violate or conflict with any provision of the charter, bylaws, or limited liability company agreements as the case may be, of the Company or the Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. The Company has no other significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) that are not set forth on Schedule II. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, by the Registration Statement and by the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Securities Act of the Shares and

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such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (ix) The Company has the authorized capitalization set forth in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined) have been duly and validly authorized and, when issued and delivered by the Company against payment therefore in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company. At or prior to the Closing Date, the Company will have executed and filed Articles Supplementary (the "Articles Supplementary") to the Company's Articles of Amendment and Restatement establishing the terms of the Shares with the State Department of Assessments and Taxation of the State of Maryland. All of the issued shares of capital stock (or other equity interests, as the case may be) of each of the Subsidiaries of the Company have been duly authorized and validly issued and are fully paid and non-assessable and (except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Series C Preferred Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the Articles Supplementary.

         (x) The Company and each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or real estate investment trust in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not have a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (collectively, "Governmental Licenses"), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to possess any such Governmental Licenses would not in the aggregate have a Material Adverse Effect; and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus.

         (xi) Except as described in the Prospectus, there is no legal or governmental proceeding to which the Company or any of the Subsidiaries is a party, or any property of the Company or any of the Subsidiaries is the

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subject which, singularly or in the aggregate, if determined adversely to the
Company or any of the Subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the Company's knowledge, no such proceedings are overtly threatened or contemplated by governmental authorities or overtly threatened or contemplated by others.

         (xii) Neither the Company nor any of its affiliates have taken nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Series C Preferred Stock to facilitate the sale or resale of the Shares.

         (xiii) The financial statements, including the notes thereto, incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the condition and results of operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved; the financial statement schedules incorporated by reference in the Registration Statement and the Prospectus fairly present the information required to be shown therein.

         (xiv) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and Prospectus in accordance with Regulation S-X under the Rules and Regulations.

         (xv) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

         (xvi) The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xvii) No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

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         (xviii) The Company is not, and upon consummation of the transactions contemplated hereby and in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (xix) With such exceptions as could not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or the Subsidiaries, and good title to all other personal property owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or the Subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiaries.

         (xx) The Company and each of the Subsidiaries have accurately prepared in all material respects and timely filed all federal, state and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such entity is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company's or any of the Subsidiaries' federal, state, or other taxes is pending or, to the Company's knowledge, threatened, which could reasonably be expected in the aggregate at to have a Material Adverse Effect. There is no tax lien, other than for taxes not yet due, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Subsidiaries.

         (xxi) On or prior to the Closing Date, the Shares will be registered pursuant to Section 12(b) of the Exchange Act and will have been approved for listing, subject to notice of issuance, on the New York Stock Exchange, Inc. (the "NYSE"), and the Company has not taken and will not take any action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

         (xxii) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed. All of the contracts to which any of the Company or the Subsidiaries is a party and which are material to the business and operations of the Company and the Subsidiaries, taken as a whole, (i) have been duly authorized, executed and delivered by such entity, constitute valid and binding obligations of such entity and are enforceable against such entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar other laws

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affecting creditors' rights generally and (B) general equity principles and limitations on the availability of equitable relief, or (ii) in the case of any contract to be executed on or before the Closing Date, will on the Closing Date be duly authorized, executed and delivered by the Company and/or a subsidiary, and constitute valid and binding agreements of such entity enforceable against each entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar other laws affecting creditors' rights generally and
(B) general equity principles and limitations on the availability of equitable relief.

         (xxiii) Neither the Company nor any of the Subsidiaries (i) is in violation of its charter, by-laws or limited liability company agreement as the case may be, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of their properties or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) above any violation or default, lien, charge or encumbrance that would not have a Material Adverse Effect.

         (xxiv) The Company and the Subsidiaries own or possess adequate right to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus, except where the failure to own or possess such right would not in the aggregate have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others which claim, if the subject of an unfavorable decision, ruling or judgment, could in the aggregate reasonably be expected to result in a Material Adverse Effect.

         (xxv) Neither the Company nor any of the Subsidiaries have any employees.

         (xxvi) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes, in good faith, to be reliable and accurate.

         (xxvii) The conditions for use of Form S-3 under the Securities Act, as set forth in the General Instructions thereto, have been satisfied. During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. Immediately preceding the filing of the Registration

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Statement, the aggregate market value of the Company's voting stock held by non-affiliates of the Company was equal to or greater than $150 million.

         (xxviii) The Company has not prior to the date hereof offered or sold any securities which would be "integrated" with the offer and sale of the Shares pursuant to the Registration Statement. Except as described in the Registration Statement and the Prospectus, the Company has not sold or issued any of its common shares, preferred shares, any other equity security of the Company or the Subsidiaries and any security convertible into, or exercisable or exchangeable for, any of its common shares, preferred shares or other such equity security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Company common stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans, pursuant to outstanding options, rights or warrants as described in the Prospectus or pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan.

         (xxix) Commencing with its taxable year ended December 31, 1998, the Company has been, and upon the sale of the Shares, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which, in of themselves, would cause such qualification to be lost.

         (xxx) Commencing with its taxable year ended December 31, 2001, Carbon Capital, Inc., a corporation organized and existing under the laws of the State of Maryland, has operated in such a manner as to qualify to be taxed as a REIT under the Code.

         (xxxi) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

         (b) Representations and Warranties of the Manager. The Manager represents and warrants to each of the Underwriters that:

         (i) The information in the section "Anthracite Capital, Inc. and the Manager" regarding the Manager in the Prospectus is true and correct in all material respects.

         (ii) The Manager has been duly organized and is validly existing as a corporation and is in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. The Manager has all requisite power and authority, and all necessary Governmental Licenses, to own, lease and operate its properties and conduct its business as it is now being conducted, except where the failure to possess such Governmental

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Licenses will not in the aggregate have a Material Adverse Effect, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

         (iii) This Agreement and the Management Agreement have each been duly and validly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

         (iv) The Manager is not (i) in violation of its charter or bylaws or
(ii) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Manager or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Manager or any of its subsidiaries or any of their properties or assets, except in the case of (ii) above any default or event that would not have a Material Adverse Effect.

         (v) Except as described in the Prospectus, there is no legal or governmental proceeding to which the Manager or any of its subsidiaries is a party, or of which any property of the Manager or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the best of the Manager's knowledge, no such proceedings are overtly threatened or contemplated by governmental authorities or overtly threatened or contemplated by others.

         (vi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder which have not been made or the failure of which to have been made in the aggregate would not have a Material Adverse Effect.

         (vii) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or the rules and regulations thereunder, from acting under the Management Agreement as contemplated by the Prospectus.

         2. Purchase, Sale and Delivery of the Shares.

         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per Share of $24.2125, the number of Firm Shares set forth opposite the respective names of the Underwriters on Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

         (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 ("Underwriters' Counsel"), or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) after the determination of the initial public offering price of the Shares, or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date").

         Payment for the Shares shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company upon delivery of certificates for the Shares to you through the facilities of the Depository Trust Company for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 300,000 Additional Shares at the same purchase price per Share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         (d) The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as Bear Stearns in its sole discretion shall make.

         (e) Payment for the Additional Shares shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company at the offices of Underwriters' Counsel, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

         4. Covenants.

         (a) Covenants of the Company. The Company covenants and agrees with the Underwriters that:

         (i) The Company will cause the Prospectus Supplement to be filed as required by Section 1(a) hereof (but only if the Underwriters or Underwriter' Counsel have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriters promptly of such filing.

         (ii) The Company will notify you (and, if requested by you, will confirm such notice in writing) of (i) any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (ii) the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (iv) the receipt of any comments from the Commission, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will prepare and file with the Commission, promptly upon the Underwriters' request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Underwriters' opinion, may be necessary or advisable in connection with the Underwriters' distribution of the Shares; and the Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

         (iii) The Company shall comply with the Securities Act, the Exchange

Act and the Rules and Regulations to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Exchange Act or the Rules and Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (at the expense of the Company and in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

         (iv) The Company will promptly deliver to each of the Underwriters and Underwriters' Counsel a copy of the Registration Statement, including all consents and exhibits filed therewith and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request. Prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter the Company will furnish the Underwriters with copies of the Prospectus in such quantities as you may reasonably request.

         (v) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Section 5(b) of the Securities Act.

         (vi) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) covering a period of twelve months beginning not later than the first day of the Company's fiscal quarter following the "effective date" (as defined in Rule 158) of the Registration Statement.

         (vii) During the period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to security holders, and the Company will deliver to you (i) as soon as practicable after the filing thereof, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company are listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

         (viii) The Company will apply the net proceeds from the sale of the

Shares as set forth under "Use of Proceeds" in the Prospectus.

         (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE.

         (x) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

         (xi) The Company will not at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which has constituted or which might reasonably be expected to constitute, a violation of Regulation M under the Exchange Act, or the stabilization of the price of its capital stock to facilitate the sale or resale of any of the Shares.

         (xii) The Company will not be or become, at any time prior to the expiration of three years after the date of the Agreement, an "investment company," as such term is defined in the Investment Company Act.

         (xiii) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company's stockholders to remain so qualified.

         (xiv) For a period commencing on the date hereof and ending 90 days following the Closing Date, without the prior written consent of Bear Stearns, the Company shall not authorize or effect the sale or issuance, or agree to sell or issue, any shares of Series C Preferred Stock or any parity or senior securities with respect to the Series C Preferred Stock (as to dividend rights, or rights upon liquidation, dissolution or winding up), except for the sales to the Underwriters pursuant to this Agreement.

         (b) Covenant of the Manager. The Manager covenants with each Underwriter and with the Company that, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, and the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare an amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

         5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of producing any Agreement among Underwriters, this Agreement, the Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (other than as shall have been specifically approved by the Underwriters in writing to be paid for by the Underwriters); (vi) any stock transfer taxes incurred in connection with this Agreement or the Offering; and
(vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares. The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates representing the Shares; (ii) the cost and charges of any transfer agent or registrar for the Shares; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7, 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of Underwriters' counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Manager herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company and the Manager of their respective obligations hereunder, and to each of the following additional terms and conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the Offering may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; at the Closing Date, the Shares shall have been approved for listing on the NYSE upon official notice of issuance; the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission, nor shall any state securities authority have suspended the qualification or registration of the Shares for offering or sale in any jurisdiction and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters and the Underwriters' Counsel.

         (b) The Underwriters shall not have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact that in the opinion of the Underwriters or the Underwriters' Counsel is material or omits to state a material fact that in the opinion of the Underwriters or the Underwriters' Counsel is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of the Underwriters or the Underwriters' counsel is material or omits to state a material fact that in the opinion of the Underwriters or the Underwriters' counsel is material and is required to be stated therein or necessary, in the light of the circumstances under which they were made, to make the statements therein not misleading.

         (c) At the Closing Date you shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company dated the Closing Date and based upon certificates containing certain factual representations and covenants of the Company, addressed to the Underwriters substantially in the form attached hereto as Annex I.

         (d) At the Closing Date you shall have received the written opinion of Miles & Stockbridge P.C., special Maryland counsel to the Company, dated the Closing Date, addressed to the Underwriters substantially in the form attached hereto as Annex II.

         (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Paul, Hastings, Janofsky & Walker LLP may rely upon the opinion of Miles & Stockbridge P.C. as to matters of Maryland law.

         (f) At the Closing Date you shall have received a certificate of the two principal executive officers of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1(a) hereof are accurate, (iii) as of the Closing Date, all obligations, agreements and conditions of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

         (g) At the Closing Date you shall have received a certificate of two executive officers of the Manager, dated the Closing Date to the effect that
(i) as of the date hereof and as of the Closing Date, the representations and warranties of the Manager set forth in Section 1(b) hereof are accurate, (ii) as of the Closing Date, all obligations, agreements and conditions of the Manager to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the date of the Registration Statement and Prospectus, there has not been any material adverse change in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Manager and its subsidiaries taken as a whole that could reasonably be expected in the aggregate to have a Material Adverse Effect.

         (h) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel.

         (i) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

         (j) The Company shall have complied with the provisions of Section 4(a)(iv) hereof with respect to the furnishing of Prospectuses.

         (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (l) Prior to the Closing Date, the Company shall have duly filed the Articles Supplementary with the State Department of Assessments and Taxation of Maryland.

         (m) The Company shall have furnished the Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

         7. Indemnification.

         (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through you consists solely of the material referred to in the last sentence of Section 1(a)(ii) hereof. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver the Prospectus (as then amended or supplemented, provided to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through you consists solely of the material referred to in the last sentence of Section 1(a)(ii) hereof. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have including under this Agreement.

         (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that such counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action,
(ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or reasonably could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discount received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares are underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         9. Default by an Underwriter.

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

         (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

         (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Manager contained in this Agreement, including the agreements contained in
Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Manager, any of their respective officers, directors, partners or members or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

         (a) This Agreement shall become effective upon the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 and 12 through 17, inclusive, shall at all times be in full force and effect.

         (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings business affairs or business prospects of the Company; or (B) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (C) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading on the NYSE shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by the NYSE or by order of the Commission or any other governmental authority having jurisdiction; or (D) if a banking moratorium has been declared by any state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective or if a material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (E) (i) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been any other such calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

         (c) Any notice of termination pursuant to this Section 11 shall be in writing.

         (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or Section 11(b)(B),
(C)(with respect to the second clause only), (D) or (E) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Manager to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

         (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Equity Capital Markets, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Attention: Luke P. Iovine, III;

         (b) if sent to the Company or the Manager, shall be mailed, delivered, or faxed and confirmed in writing c/o Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022, Attention: Hugh R. Fratner, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036-6522, Attention: David J. Goldschmidt;

         provided, however, that any notice to an Underwriter pursuant to
Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Manager and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.





                           [signature page follows]

         If the foregoing correctly sets forth the understanding between you, on the one hand, and the Company and the Manager, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                               Very truly yours,

                               ANTHRACITE CAPITAL, INC.


                               By: /s/ Richard M. Shea
                                   --------------------------------
                                   Name:   Richard M. Shea
                                   Title:  Chief Financial Officer and
                                           Chief Operating Officer


                               BLACKROCK FINANCIAL MANAGEMENT, INC.
                               solely with respect to Sections 1(b), 4(b) and 6(g)


                               By: /s/ Hugh R. Frater
                                   ---------------------------------
                                   Name:  Hugh R. Frater
                                   Title: Managing Director

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.


By:  Bear, Stearns & Co. Inc.


     By: /s/ Chris O'Connor
        ----------------------------
        Name:  Chris O'Connor
        Title: Managing Director

On behalf of themselves and the other Underwriters named in Schedule I hereto.

                                  SCHEDULE I


                                                                                   Number of Additional
                                                     Total Number of Firm          Shares to be Purchased
Name of Underwriter                                  Shares to be Purchased      if Maximum Option Exercised
-------------------                                  ----------------------      ---------------------------

Bear, Stearns & Co. Inc.........................           960,000                      144,000

Friedman Billings, Ramsey & Co., Inc............           340,000                       51,000

Stifel, Nicolaus & Company Incorporated.........           340,000                       51,000

Advest, Inc.....................................           120,000                       18,000

BB&T Capital Markets, a division of Scott &                120,000                       18,000
Stringfellow, Inc...............................

Jefferies & Company, Inc. ......................           120,000                       18,000

Total...........................................          2,000,000                     300,000
                                                        =============                 ===========


                                  SCHEDULE II


Subsidiary                                    Jurisdiction of Organization

Anthracite Funding, LLC                       Delaware

Anthracite CDO Depositor, LLC                 Delaware

Anthracite CDO II Depositor, LLC              Delaware

                                    ANNEX I





                                                       , 2003


Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.

c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179


                 Re:  Anthracite Capital, Inc.
                      Public Offering of 9.375% Series C
                      Cumulative Redeemable Preferred Stock

Ladies and Gentlemen:

         We have acted as special counsel to Anthracite Capital, Inc., a Maryland corporation (the "Company"), in connection with the Underwriting Agreement, dated May 21, 2003 (the "Underwriting Agreement"), among the Company, BlackRock Financial Management, Inc., a Delaware corporation (the "Manager"), and you relating to the sale by the Company to you of 2,000,000 shares (the "Firm Shares") of the 9.375% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock"), and up to an additional 300,000 shares of Preferred Stock (the "Option Shares") at the underwriters' option, to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the "Securities."

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


         This opinion is being furnished pursuant to Section 6(b) of the Underwriting Agreement.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the registration statement on Form S-3 (File No. 333-69848) of the Company relating to the Securities and certain other securities of the Company filed with the Securities and Exchange Commission (the "Commission") on September 21, 2001 under the Securities Act of 1933, as amended (the "Securities Act"), and post-effective Amendment No. 1 thereto, filed with the Commission on April 11, 2002 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"), allowing for offerings from time to time pursuant to Rule 415 of the Rules and Regulations promulgated under the Securities Act (the "Rules and Regulations");

         (b) the prospectus, dated April 29, 2002 (the "Prospectus"), as supplemented by the prospectus supplement, dated May [ ], 2003 (the "Prospectus Supplement"), relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

         (c) an executed copy of the Underwriting Agreement;

         (d) a specimen certificate evidencing the Preferred Stock;

         (e) the Certificate of Formation of Anthracite Capital Funding, LLC ("ACF"), a Delaware limited liability company, filed with the Delaware Secretary of State on June 29, 1999, and certified by the Delaware Secretary of State on May 21, 2003;

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


         (f) the Certificate of Formation of Anthracite CDO Depositor, LLC ("CDO Depositor"), a Delaware limited liability company, filed with the Delaware Secretary of State on May 8, 2002, and certified by the Delaware Secretary of State on May 21, 2003;

         (g) the Certificate of Formation of Anthracite CDO II Depositor, LLC ("CDO II Depositor"), a Delaware limited liability company, filed with the Delaware Secretary of State on October 13, 2002, and certified by the Delaware Secretary of State on May 21, 2003;

         (h) the certificate of Richard M. Shea, the Chief Financial Officer and Chief Operating Officer of the Company, dated the date hereof;

         (i) the certificate of Robert L. Friedberg, the Secretary of the Company, dated the date hereof, a copy of which is attached hereto as Exhibit A (the "Secretary's Certificate");

         (j) the certificate of Richard M. Shea, Secretary of ACF, dated the date hereof;

         (k) the certificate of Richard M. Shea, Secretary of CDO Depositor, dated the date hereof;

         (l) the certificate of Richard M. Shea, Secretary of CDO II Depositor, dated the date hereof;

         (m) a certificate dated May 20, 2003, and a facsimile bring down thereof dated the date hereof from the Secretary of State of the State of New

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


York as to qualification of the Company to do business in the State of New York (the "Company's New York Certificate");

         (n) a certificate dated May 21, 2003, and a facsimile bring down thereof dated the date hereof from the Secretary of State of the State of Delaware as to the good standing of ACF (the "ACF Delaware Certificate");

         (o) a certificate dated May 21, 2003, and a facsimile bring down thereof dated the date hereof from the Secretary of State of the State of Delaware as to the good standing of CDO Depositor (the "CDO Depositor Delaware Certificate");

         (p) a certificate dated May 21, 2003, and a facsimile bring down thereof dated the date hereof from the Secretary of State of the State of Delaware as to the good standing of CDO II Depositor (the "CDO II Depositor Delaware Certificate"); (q) copies of each of the Applicable Contracts (as defined below);

         (q) copies of each of the Applicable Contracts (as defined below).

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and ACF and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and ACF and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


(including the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and, except to the extent expressly set forth in paragraph 5 below, the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of the State of Maryland and that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Underwriting Agreement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Manager and others and of public officials.

         As used in this paragraph and in paragraphs 6 and 7 below, (i) "Applicable Contracts" means those agreements or instruments identified in
Schedule I hereto; (ii) "Applicable Laws" means the Delaware Limited Liability Company Act and those laws, rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws; (iv) "Governmental Approval" means any consent, approval, license, authorization or validation

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any other party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) "Applicable Orders" means those judgments, orders or decrees identified on Schedule II hereto. The Company has certified, in the Secretary's Certificate, that it is not subject to any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over it or its assets.

         The opinions set forth below are subject to the following qualifications, assumptions and limitations:

         (a) the opinion set forth in paragraph 1 below is based solely upon our review the Company's New York Certificate;

         (b) the opinion set forth in paragraph 2 below is based solely upon our review of the ACF Delaware Certificate;

         (c) the opinion set forth in paragraph 3 below is based solely upon our review of the CDO Depositor Delaware Certificate;

         (d) the opinion set forth in paragraph 4 below is based solely upon our review of the CDO II Depositor Delaware Certificate;

         (e) in rendering the opinion set forth in paragraph 9 below, we have assumed that the certificates evidencing the Firm Shares will be manually signed by one of the authorized officers of the transfer agent and registrar

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


for the Preferred Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Preferred Stock;

         (f) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Underwriting Agreement (other than the Company) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any other party; and

         (g) the opinion set forth in paragraph 8 below is based solely on our discussions with the officers or other representatives of the Company, ACF, CDO Depositor or CDO II Depositor responsible for the matters discussed therein, our review of documents furnished to us by the Company, ACF, CDO Depositor or CDO Depositor II and our reliance on the representations and warranties of the Company contained in the Underwriting Agreement; we have not made any other inquiries or investigations or any search of the public docket records of any court, governmental agency or body or administrative agency.

         We do not express any opinion as to the laws of any other jurisdiction other than the State of Delaware with respect to the Delaware Limited Liability Company Act, the State of New York and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. The Company is authorized to do business as a foreign corporation under the laws of the State of New York.

         2. ACF has been duly formed and is in good standing under the laws of the State of Delaware.

         3. CDO Depositor has been duly formed and is in good standing under the laws of the State of Delaware.

         4. CDO II Depositor has been duly formed and is in good standing under the laws of the State of Delaware.

         5. The Underwriting Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.

         6. The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Firm Shares, will not (A) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (B) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


performance by the Company of the Underwriting Agreement or the issuance and sale of the Firm Shares will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company.

         7. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

         8. To our knowledge, there are no legal or governmental proceedings pending to which the Company, ACF, CDO Depositor or CDO II Depositor is a party or to which any property of the Company, ACF, CDO Depositor or CDO Depositor II is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed, and, to our knowledge, there are no contracts to which the Company or ACF is a party that are required to be filed as an exhibit to the Registration Statements pursuant to Item 601 of Regulation S-K of the Rules and Regulations which have not been filed as required.

         9. The specimen certificate examined by us evidencing the Preferred Stock complies in all material respects with the applicable requirements of the New York Stock Exchange, Inc.

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


         10. The issuance and sale of the Firm Shares by the Company are not subject to any preemptive rights or any similar rights arising under any Applicable Contract. None of the Applicable Contracts contain an obligation of the Company to issue any shares of capital stock or any warrants, rights or options to subscribe for or purchase from the Company any shares of capital stock of the Company, or any security convertible into, exercisable for, or exchangeable for shares of capital stock in the Company, other than the 1998 Stock Option Plan of the Company.

         11. The statements in the Prospectus Supplement under the caption "Underwriting," insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

         12. The Company is not, and solely after giving effect to the offering and sale of the Firm Shares and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Prospectus Supplement will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         We have been orally advised by the Commission that the Registration Statement, as amended by post-effective Amendment No. 1 thereto, was declared effective under the Securities Act on April 29, 2002. We have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued, and to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         This letter is furnished only to you in connection with the closing under the Underwriting Agreement occurring today and is solely for your benefit and may not be used or relied upon by any other person for any purpose without our prior written consent (including by any person that acquires Securities from you). This letter is not to be circulated, quoted or otherwise referred to for any other purpose without our prior written consent, except to the extent that such circulation, quotation or reference is necessary so that

Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.
[          ], 2003
Page


the issuance of the Securities is not treated as a "confidential transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(3). By accepting this letter, you agree that this letter and its benefits are not assignable to, and may not be relied upon or claimed by, any person that acquires Securities from you or that seeks to assert your rights in respect of this letter as your assignee or successor in interest, without our prior written consent.


                                             Very truly yours,

                                                                    Schedule I

                             Applicable Contracts

1. Amended and Restated Investment Advisory Agreement, dated March 27, 2003, between Anthracite Capital, Inc. and BlackRock Financial Management, Inc.

2.         1998 Stock Option Plan of Anthracite Capital, Inc., adopted on
           March 20, 1998.

3. Master Repurchase Agreement, dated as of July 16, 2002, between Anthracite Funding, LLC and Deutsche Bank AG, New York Branch.

4. Master Repurchase Agreement, dated as of July 8, 2002, between Anthracite Capital, Inc. and Greenwich Capital Financial Products, Inc.

                                                                   Schedule II

                               Applicable Orders

                                     None

                                                                     Exhibit A


                            Secretary's Certificate

                                                                     Exhibit B


                        ACF ML Secretary's Certificate

                                                           , 2003


Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Jefferies & Company, Inc.

c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179


                     Re:   Anthracite Capital, Inc.
                           Public Offering of 9.375% Series C
                           Cumulative Redeemable Preferred Stock

Ladies and Gentlemen:

         We have acted as special counsel to Anthracite Capital, Inc., a Maryland corporation (the "Company"), in connection with the Underwriting Agreement, dated May 21, 2003 (the "Underwriting Agreement"), among the Company, BlackRock Financial Management, Inc., a Delaware corporation (the "Manager"), and you relating to the sale by the Company to you of 2,000,000 shares (the "Firm Shares") of the Company's 9.375% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and up to an additional 300,000 shares of Preferred Stock (the "Option Shares") at the underwriters' option, to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the "Securities."

         This letter is being furnished pursuant to Section 6(b) of the Underwriting Agreement.

         In this capacity, we have reviewed: (i) the registration statement on Form S-3 (File No. 333- 69848) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the "Commission") on September 21, 2001 under the Securities Act of 1933, as amended (the "Securities Act"), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the "Rules and Regulations") and Post-Effective Amendment No. 1 thereto, filed with the Commission on April 11, 2002 (such registration statement, as so amended and declared effective on April 29, 2002, being hereinafter referred to as the "Registration Statement"); (ii) the prospectus, dated April 29, 2002 (the "Base Prospectus"), relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement; (iii) the prospectus supplement, dated May 21, 2003, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus Supplement");
(iv) the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference into the Prospectus and the Registration Statement as of the date hereof (collectively, the "Incorporated Documents") and (v) such other documents as we deem appropriate.

         In addition, we have participated in conferences with officers and other representatives of the Company and the Manager, Maryland counsel for the Company, representatives of the independent accountants of the Company and you and your counsel at which the contents of the Registration Statements and the Prospectus and related matters were discussed. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraph 11 of our opinion to you dated the date hereof and paragraph 2 of our tax opinion to you dated the date hereof).

         Subject to the foregoing, we confirm to you that, on the basis of the information that we gained in the course of performing the services referred to above, (i) the Registration Statement, as of the date of filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, and each of the Incorporated Documents, as of the respective filing dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the applicable form instructions under the Exchange Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement), and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, as of the date of filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement).

         This letter is furnished only to you in connection with the closing under the Underwriting Agreement occurring today and is solely for your benefit in order to assist you in establishing appropriate defenses under applicable securities laws and may not be used or relied upon by any other person for any other purpose without our prior written consent (including by any person that acquires the Firm Shares from you). This letter is not to be circulated, quoted or otherwise referred to for any other purpose without our prior written consent, except to the extent that such circulation, quotation or reference is necessary so that the issuance of the Firm Shares is not treated as a "confidential transaction" within the meaning of Treasury Regulations section 1.6011-4(b)(3). By accepting this letter, you agree that this letter and its benefits are not assignable to, and may not be relied upon or claimed by, any person that acquires the Firm Shares from you or that seeks to assert your rights in respect of this letter as your assignee or successor in interest, without our prior written consent.


                                            Very truly yours,

                                   ANNEX II

      Form of Opinion of Counsel to be delivered pursuant to Section 6(d)

         1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department and Assessments and Taxation of the State of Maryland.

         2. To our knowledge, the Company is not in violation of the Charter or Bylaws.

         3. The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" and "Description of Capital Stock."

         4. The Shares have been duly authorized and, when issued in accordance with the Underwriting Agreement and upon payment therefor in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive right arising under Maryland law, the Charter or the Bylaws.

         5. The Shares conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Series C Preferred Stock."

         6. The Company has the corporate power (i) to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and (ii) to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

         7. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Series C Preferred Stock are set forth in the Articles Supplementary relating to the Series C Preferred Stock, and all such provisions relating to the Series C Preferred Stock are valid under the Maryland General Corporation Law.

         8. The Underwriting Agreement has been duly authorized, executed and, to our knowledge, delivered by the Company.

         9. The Management Agreement has been duly authorized, executed and, to our knowledge, delivered by the Company.

         10. The form of certificate used to evidence the Shares complies in all material respects with the Maryland General Corporation Law and with any applicable requirements of the Charter and the Bylaws.

         11. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated thereby by the Company do not and will not violate any provision of the Charter or the Bylaws of the Company, or, to our knowledge, any judgment, decree, order, statute, rule or regulation of any court or any public, government or regulatory agency or body of the State of Maryland having jurisdiction over the Company or any of its properties or assets, except that we express no opinion as to (a) the securities or blue sky laws of any jurisdiction, or (b) the provisions relating to indemnification and contribution set forth in the Underwriting Agreement.

         12. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body of the State of Maryland having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of the Underwriting Agreement or the consummation of the transactions contemplated thereby, except that we express no opinion as to the securities or blue sky laws of any jurisdiction.

         13. The statements under the captions "Common Stock"(through, but not including, the caption "Description of Debt Securities") and "Description of Series C Preferred Stock" (pages S-14 through S-20) in the Prospectus and in
Item 15 of Part II of the Registration Statement, insofar as such statements purport to constitute summaries of Maryland law, the Charter or Bylaws, or the Shares, are accurate and fair in all material respects.






                                      2